Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the registrant (X)
Filed by a party other than the registrant ( )
Check the appropriate box:
(   )   Preliminary proxy statement
(X)     Definitive proxy statement
(   )   Definitive additional materials
(   )   Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12

                         Ridgewood Hotels, Inc.
        (Name of Registrant as Specified in Its Charter)

                          Henk H. Evers
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
(X) No fee required. ( ) Fee computed on table below per Exchange
Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which
        transaction applies:
         _____________________________________________________
     (2)  Aggregate number of securities to which
        transaction applies:
         _____________________________________________________
     (3)  Per unit price or other underlying value of
        transaction computed pursuant to Exchange Act
        Rule 0-11 (set forth the amount on which the filing
        fee is calculated and state how it was determined):
        _____________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
         _____________________________________________________
     (5)  Total fee paid:
         _____________________________________________________
     ( )  Fee paid previously with preliminary materials:
          _____________________________________________________
(   )   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid: _____________________________
     (2)  Form, schedule or registration statement no.
        _________________________________________________
     (3)  Filing party:
        _________________________________________________
     (4)  Date filed:
        _________________________________________________

                     Ridgewood Hotels, Inc.
                      2859 Paces Ferry Road
                            Suite 700
                     Atlanta, Georgia 30339


                          July 28, 2000



Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Ridgewood Hotels, Inc. on Friday, August 18, 2000 at 2:00 p.m. at the Chateau Elan Winery & Resort, 100 Rue Charlemagne, Braselton, Georgia 30517. The formal Notice of the Annual Meeting of Stockholders and the Proxy Statement are attached. Please read them carefully.

     It is important that your shares be voted at the meeting. If you do not plan to attend, please complete the enclosed proxy card by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                              Sincerely,

                              /s/ Henk H. Evers

                              Henk H. Evers
                              President

                     RIDGEWOOD HOTELS, INC.
                2859 Paces Ferry Road, Suite 700
                     Atlanta, Georgia 30339
                         (770) 434-3670
                ________________________________

            Notice of Annual Meeting of Stockholders
                         August 18, 2000
                   __________________________

To the Stockholders of Ridgewood Hotels, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") of Ridgewood Hotels, Inc. (the "Company") will be held at 2:00 p.m., local time, on Friday, August 18, 2000, at Chateau Elan Winery & Resort, 100 Rue Charlemagne, Braselton, Georgia 30517, for the following purposes:

1. To elect six directors of the Company to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their successors; and

2. To transact such other business as may properly come before the Meeting.

     These items are more fully described in the accompanying
Proxy Statement, which is hereby made a part of this Notice of Annual Meeting.

     The close of business on July 26, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of stock holders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose relating to the Meeting, during normal business hours, for a period of at least ten days prior to the Meeting, at the Company's corporate offices located at the address set forth above.

     A copy of the Company's Annual Report for the fiscal year ended March 31, 2000 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

                         By Order of the Board of Directors

                         /s/ Henk H. Evers

                         Henk H. Evers
                         President
Atlanta, Georgia
July 28, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU RETURN YOUR PROXY CARD, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING AND WITHDRAW YOU PROXY AT THAT TIME. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                     RIDGEWOOD HOTELS, INC.
                2859 Paces Ferry Road, Suite 700
                     Atlanta, Georgia 30339
                 _______________________________

       PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held August 18, 2000
     ______________________________________________________


         INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the stockholders of Ridgewood Hotels, Inc. ("Ridgewood" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of its outstanding common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on August 18, 2000 at 2:00 p.m., local time, at Chateau Elan Winery & Resort, 100 Rue Charlemagne, Braselton, Georgia 30517, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to be mailed to stockholders of the Company on or about July 31, 2000.

Solicitation

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone, telegraph or other means for which they will receive no compensation in addition to their normal compensation. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expense in forwarding proxies and proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

     The Board has fixed the close of business on July 26, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting.
On that date, 2,513,480 shares of the Common Stock were outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. On the Record Date, the Company also had 450,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") outstanding. Fountainhead Development Corp., Inc. ("Fountainhead") owned of record all of the issued and outstanding shares of Preferred Stock. Shares of Preferred Stock are entitled to vote only as permitted by the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company ("Certificate of Designations") and as required by Delaware law. Pursuant to the Certificate of Designations, shares of Preferred Stock become entitled to vote on all matters presented to the stockholders of the Company, together with and not separate from the shares of Common Stock, in the event that, and for so long as, the Company has failed to pay, in full, two quarterly dividends, whether or not consecutive, payable on the Preferred Stock. Due to the failure of the Company to pay dividends for the quarterly periods ended April 30, 1999, July 31, 1999, October 31, 1999, January 31, 2000
and April 30, 2000, Fountainhead, as the holder of all of the issued and outstanding shares of Preferred Stock, has the right to vote on all matters presented to the stockholders for consideration at the Meeting. In addition, shares of Preferred Stock, voting as a class, are entitled to elect one director to serve on the Board of Directors of the Company for so long as 50,000 shares of Preferred Stock are outstanding. At this time, Fountainhead, as the holder of all of the issued and outstanding shares of Preferred Stock, has not exercised this right to elect an additional director.

     The Company has been advised that certain beneficial owners, directors and executive officers of the Company who hold in the aggregate approximately 71% of the outstanding shares of the stock entitled to vote at the Meeting intend to vote their shares in favor of the nominees and in accordance with the recommendations of the Board of Directors.

     The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock and Preferred Stock (taken together as a whole and not as separate classes) as of the Record Date will constitute a quorum for transacting business at the Meeting. Provided that a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting.

     All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for or against the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will, therefore, not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to such matters.

Revocability of Proxies

     The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of
(FOR) (i) each nominee for election as a director specified herein, and (ii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by written notice to the Company (Attention: Henk Evers, President) at 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339 or by attending the Meeting in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1:  ELECTION OF DIRECTORS

     Six directors are to be elected at the Meeting and, if elected, will serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. The Company's Bylaws, as amended, provide that the Board shall consist of no less than one member, with the actual number to be established by resolution of the Board. The Board is currently comprised of seven directors. However, the Board has set the number of directors at six effective upon the election of directors at the Meeting.

     The nominees of the Board are set forth below. Five of the nominees listed below are current members of the Board and have been nominated to continue to serve as directors. Two of the current members of the Board, Messrs. Earley and Walden have not been nominated by the Board and, upon the election of directors at the Meeting, will no longer be directors of the Company. Mr. Mastandrea is not a current member of the Board and has been nominated to fill one of the positions currently held by Messrs. Walden and Earley. The other position has been eliminated as of the Meeting by the reduction in the size of the Board from seven to six directors. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.


         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE
              FOR EACH OF THE NOMINEES LISTED BELOW

Nominees for Election as Directors

     Set forth below are the names, ages (as of July 29, 2000), positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

     Henk H. Evers, (age 41), has served as President and Chief Operating Officer of the Company since January 11, 2000 and as a director of the Company since February 3, 2000. Since January 1999, Mr. Evers has served as the Chief Executive Officer of Fountainhead Development Corp., Inc. ("Fountainhead"). Since being appointed President of the Company on January 11, 2000, Mr. Evers has devoted substantially all his time to the Company's affairs. From November 1994 until January 1999, Mr. Evers was the General Manager of the Chateau Elan Winery and Resort, where he was in charge of developing the Chateau Elan brand name and properties in Georgia, California, Florida and Scotland. Prior to that, Mr. Evers was a member of the executive committee for various Marriott International properties for approximately 13 years.

     Luther A. Henderson, (age 79), has been a director of the Company since its formation in 1985. From 1983 to 1985, Mr. Henderson served as a director of CMEI, Inc., the Company's predecessor. From 1980 to 1993, Mr. Henderson served as a director of Pier 1 Imports Inc., a commercial retailer. Mr. Henderson is also a member of the Board of Directors of Beeba's Creations, Inc. and is President of Pirvest, Inc.

     Sheldon E. Misher, (age 59), has served as Secretary of the Company since January 11, 2000 and as a director of the Company since February 3, 2000. Since May 1999, Mr. Misher has been associated with Commonwealth Associates, a venture capital and merchant banking firm located in New York, New York. From 1969 to 1999, Mr. Misher practiced law with the firm of Bacher, Tally, Polevoy & Misher, located in New York, New York, where he was most recently a Senior Partner.

     Donald E. Panoz, (age 64), has served as Chief Executive Officer of the Company since January 11, 2000 and as Chairman of the Board since February 3, 2000. In 1986, Mr. Panoz founded Fountainhead and has served as its Chairman since inception. Since July 1999, Mr. Panoz has served as the Chairman of Elan Motor Sports Technologies, Inc., an auto racing design, development and manufacturing company located in Braselton, Georgia. Since 1997, Mr. Panoz has served as the Chairman of Panoz Motor Sports, a race car manufacturer and competitor that he founded. Since 1996, Mr. Panoz has served as the Chairman and Chief Executive Officer of L'Auberge International Hospitality Company, a hotel and resort management company that he co-founded with Nancy C. Panoz. From 1969 until 1996, Mr. Panoz served as the Chairman and Chief Executive Officer of Elan Corporation plc, a leading worldwide pharmaceutical research and development company located near Dublin, Ireland that he co-founded with Nancy C. Panoz. Since 1992, Mr. Panoz has been a director of Warner Chilcott plc, a publicly traded pharmaceutical company headquartered in Dublin, Ireland, and served as its Chairman from 1996 to 1998. Since 1981, Mr. Panoz has served as the Chairman and Chief Executive Officer of Chateau Elan Winery and Resort, a 422 bedroom inn, conference center and winery located approximately 40 miles northeast of Atlanta, Georgia. Mr. Panoz also serves on the Board of Directors of the Georgia Chamber of Commerce. Mr. Panoz is married to Nancy C. Panoz.

     Nancy C. Panoz, (age 63), has served as Vice Chairman of the Board of Directors of the Company since February 3, 2000. Since 1996, Mrs. Panoz has also served as the Vice Chairman of L'Auberge International Hospitality Company, a company that she co-founded with her husband. In 1989, Mrs. Panoz became
President of the Chateau Elan Winery and Resort, which she founded with Donald E. Panoz in 1981. In 1985, Mrs. Panoz founded Elan Natural Waters, Inc., a company that owns and operates a mineral water bottling plant in Blairsville, Georgia, and has served as its President and Chairman since inception. In 1985, Mrs. Panoz founded Nanco Holdings, Inc., an investment and real estate holding company. In 1969, Mrs. Panoz co-founded Elan Corporation with Donald E. Panoz, and served as Elan's Managing Director from 1977 to 1983 and its Vice Chairman from 1983 to 1995. Mrs. Panoz currently serves on the board of directors of numerous non-profit organizations, including the Atlanta Convention and Visitors Bureau, the Georgia Chamber of Commerce and the Gwinnett Foundation, Inc. Mrs. Panoz is married to Donald. E. Panoz.

     Anthony Mastandrea (age 34) is not an officer or director of the Company. Since December 1998, Mr. Mastandrea has been the Chief Financial Officer and a director of Fountainhead Holdings, Ltd. From May 1994 until November 1998, Mr. Mastandrea was the Controller for Fountainhead Development Corp., Inc. Prior to joining Fountainhead Development Corp., Mr. Mastandrea was a manager with KPMG Peat Marwick in Atlanta, Georgia and is a Certified Public Accountant.

     With the exception of Donald E. Panoz and Nancy C. Panoz, there are no family relationships among any of the executive officers or directors of the Company. Executive Officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until death, resignation or removal.

Board of Directors and Committees

     The Board of Directors is currently comprised of seven directors. Five of the current directors, Henk H. Evers, Sheldon
E. Misher, Luther A. Henderson, Donald E. Panoz and Nancy C. Panoz are nominees set forth above. The remaining two current directors, Michael E. Earley and N. Russell Walden have not been nominated to serve another term. Prior to February 3, 2000, the Board was comprised of three directors, Messrs. Earley, Henderson and Walden. As more fully described under the heading "Change of Control" below, on January 11, 2000, the Company entered into a management agreement with Fountainhead and issued to Fountainhead 1,000,000 shares of Common Stock. In connection with the management agreement, the number of directors was increased from three to seven and Messrs. Evers, Misher, Panoz and Mrs. Panoz were appointed by the directors of the Company to fill the vacancies, effective February 3, 2000. During the fiscal year ending March 31, 2000, the Board held five meetings. Each member of the Board attended at least 75% of the Board meetings which were held during the period that he/she served as a director.

     The Board has established an audit committee (the "Audit Committee") and a compensation committee (the "Compensation Committee"). The Board does not have a nominating committee. The Audit Committee reviews, acts and reports to the Board of Directors on various auditing and accounting matters, including the appointment of independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the independent accountants and the Company's accounting practices. The present members of the Audit Committee are Messrs. Evers, Henderson and Misher. During the fiscal year ended March 31, 2000, the Audit Committee met one time, and such meeting was attended, in person or by telephone, by all directors who were members of the Audit Committee at the time of such meeting.

     The Compensation Committee is responsible for reviewing matters relating to compensation and making recommendations to the Board concerning compensation of the Company's officers, directors and employees. The present members of the Compensation Committee are Messrs. Evers and Misher and Mrs. Panoz. The Compensation Committee met one time during the fiscal year ending March 31, 2000, and each such meeting was attended by each member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date regarding the beneficial ownership of the capital stock of the Company by (i) each person who is currently a director of the Company; (ii) each person who is a nominee for election as a director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere herein; (iv) each beneficial owner of more than 5% of the Common Stock and Preferred Stock of the Company; and (v) all directors and executive officers as a group.

                              Class of        No. of Shares
Name and Address of          Shares Bene-     Beneficially      Percentage
Beneficial Owner(1)        ficially Owned        Owned           of Class

Fountainhead Development      Common Stock     3,065,000(2)      79.3%
  Corp., Inc.
1394 Broadway Avenue          Series A
Braselton, GA 30157           Preferred Stock    450,000(3)     100.0%

Donald E. Panoz+              Common Stock     3,065,000(4)(5)   79.3%
                              Series A
                              Preferred Stock    450,000(3)(5)  100.0%

Nancy C. Panoz+               Common Stock     3,065,000(4)(5)   79.3%
                              Series A
                              Preferred Stock    450,000(3)(5)  100.0%

Sheldon E. Misher +           Common Stock             0            0%

Henk H. Evers + ++            Common Stock             0            0%

Luther A. Henderson+          Common Stock        58,800(6)       2.3%
5608 Malvey Ave.
Suite 104-A
Ft. Worth, TX 76107

N. Russell Walden(7)+         Common Stock       130,000          5.2%
3190 Ridgewood Road
Atlanta, Georgia 30327

All executive officers        Common Stock     3,253,800(5)(8)     83.8%
and directors as a            Series A
group (7 persons)             Preferred Stock    450,000(3)(5)    100.0%

_______________________________________________

+    Director of the Company
++   Executive Officer

(1) Unless otherwise indicated, the mailing address of each beneficial owner is 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339. Information as to the beneficial ownership of Common Stock has either been furnished to the Company by or on behalf of the indicated persons or is taken from reports on file with the Securities and Exchange Commission.
(2) Includes (i) 1,350,000 shares of Common Stock that may be received upon the conversion of the Preferred Shares and
     (ii) 65,000 shares of Common Stock underlying an option granted to Fountainhead by N. Russell Walden that is immediately exercisable.
(3) Fountainhead acquired the Preferred Stock from ADT Security Services, Inc. ("ADT"). Under the terms of the stock purchase agreement with respect to the shares, Fountainhead may be required to return the shares to ADT in the event that ADT is required by court order, in litigation pending in the Court of Chancey in Delaware involving ADT (see
     "Legal Proceedings"), to return the Preferred Stock to the Company. If, as a result of the return of the Preferred Stock, ADT receives Common Stock, Fountainhead has agreed to acquire such shares from ADT.
(4) Includes (i) 1,350,000 shares of Common Stock that may be received upon the conversion of the Preferred Shares held by Fountainhead, (ii) 1,650,000 shares of Common Stock held by Fountainhead, and (iii) 65,000 shares of Common Stock underling an option granted to Fountainhead by Mr. Walden that is immediately exercisable.
(5) Mr. and Mrs. Panoz, who are husband and wife, are directors and collectively may be deemed to beneficially own all of the voting stock of Fountainhead Holdings, Ltd.
     ("Holdings"), which in turn owns all of the voting stock of Fountainhead. Although they may be deemed to meet the definition of beneficial ownership with respect to the voting stock of Holdings, they have no economic interest in such voting stock. Because these shares of the Company are held of record by Fountainhead, each of Mr. and Mrs. Panoz may be deemed to be a beneficial owner of all such shares.
(6) Includes 18,000 shares of Common Stock underlying options that are immediately exercisable.
(7) As of January 11, 2000 Mr. Walden was no longer an executive officer of the Company.
(8) Includes (i) 1,350,000 shares of Common Stock that may be received upon the conversion of the Preferred Shares held by Fountainhead; (ii) 18,000 shares of Common Stock underlying options that are immediately exercisable; and (iii) shares held by Mr. Walden who is a current director but not a nominee for election as a director.

                       CHANGE OF CONTROL OF THE COMPANY

     On January 10, 2000, the Company entered into a management agreement with Fountainhead, pursuant to which Fountainhead retained the Company to perform management services at Chateau Elan Winery and Resort, one of Fountainhead's properties, for a period of five years. In consideration of Fountainhead's agreement to enter into the management agreement and a payment of $10,000 by Fountainhead to the Company, the Company issued to Fountainhead 1,000,000 shares of Common Stock. In the management agreement, Fountainhead agreed to pay the Company a base management fee equal to 2% of the gross revenues of the properties being managed, plus an annual incentive management fee to be determined each year based on the profitability of the properties being managed during that year.

     The management agreement has a term of five years but is terminable upon the transfer by Fountainhead of all or a material portion of the properties covered by the management agreement.
If the management agreement is terminated upon such a transfer or upon the occurrence of an event of default by Fountainhead, Fountainhead shall pay to the Company a portion of the projected fees owed to the Company under the management agreement, with adjustments based on the term of the management agreement remaining. In such event, Fountainhead may elect to surrender to the Company shares of Common Stock in lieu of a cash payment.

     In connection with the management agreement, the number of directors constituting the full Board of Directors of the Company was increased from three to seven members. Fountainhead's designees, Donald E. Panoz, Nancy C. Panoz, Sheldon E. Misher and Henk H. Evers, were appointed by the directors of the Company to fill the resulting vacancies on the Company's Board of Directors, effective as of February 3, 2000.

     Pursuant to a Stock Purchase Agreement between Fountainhead and N. Russell Walden dated January 11, 2000 (the "Walden Agreement"), Fountainhead purchased from Mr. Walden 650,000 shares of Common Stock. The consideration paid by Fountainhead for the shares was $1,300,000 or $2.00 per share. To fund the acquisition of the shares, Fountainhead used its own funds for an initial cash payment of $780,000 and issued two promissory notes to Mr. Walden, each in the principal amount of $260,000, representing the balance of the purchase price. These notes become due and payable in full on January 11, 2001 and January 11, 2002, respectively. Each note bears interest at a rate of 6% per year, which interest is payable quarterly, commencing March 31, 2000. Pursuant to the Walden Agreement, Fountainhead has an option to purchase up to 65,000 additional shares of Common Stock from Mr. Walden, which option remains in effect for 15 months from the date of the Walden Agreement. In the event Mr. Walden wishes to sell any of the Common Stock owned by him and subject to Fountainhead's option, Fountainhead has a right of first refusal to purchase such shares at a purchase price of $2.00 per share.

     Pursuant to a Stock Purchase Agreement between Fountainhead and ADT, Fountainhead purchased from ADT 450,000 shares of Preferred Stock (the "ADT Shares"). The consideration paid by Fountainhead for the ADT Shares was approximately $1,650,000. Each share of Preferred Stock is convertible into three shares of Common Stock. To fund the acquisition of the ADT Shares, Fountainhead used working capital and paid the purchase price in cash. The ADT Shares are subject to certain rights of ADT to require Fountainhead to return the ADT Shares to ADT in the event ADT is required by a court order, in litigation pending in the Court of Chancery in Delaware involving ADT (see "Legal Proceedings"), the Company and certain present and former directors of the Company, to return the ADT Shares to the Company. In such case, Fountainhead would receive a return of all consideration paid to ADT pursuant to the ADT Agreement and would be obligated to purchase any Common Stock issued to ADT as a result of such court order.


                    CERTAIN LEGAL PROCEEDINGS

     On May 2, 1995 a complaint was filed in the Court of Chancery of the State of Delaware (New Castle County) entitled William N. Strassburger v. Michael M. Early, Luther A. Henderson, John C. Stiska, N. Russell Walden, and Triton Group, Ltd., defendants, and Ridgewood Hotels, Inc., nominal defendant, C.A. No. 14267 (the "Complaint"). The plaintiff is an individual shareholder of the Company who purported to file the Complaint individually, representatively on behalf of all similarly situated shareholders, and derivatively on behalf of the Company. The Complaint challenges the actions of the Company and its directors in consummating the Company's August 1994 repurchases of its Common Stock held by Triton Group, Ltd. and Hesperus Partners Ltd. in five counts, denominated Waste of Corporate Assets, Breach of Duty of Loyalty to Ridgewood, Breach of Duty of Good Faith, Intentional Misconduct, and Breach of Duty of Loyalty and Good Faith to Class. On July 5, 1995, the Company filed a timely answer generally denying the material allegations of the complaint and asserting several affirmative defenses. Discovery has been concluded, and on March 19, 1998, the Court dismissed all class claims, with only the derivative claims remaining for trial. The case was tried to Vice Chancellor Jacobs during the period February 1 through February 3, 1999.

     On January 24, 2000 the Court rendered its Opinion. The Court found in favor of the plaintiff and against three of the four individual director-defendants (Messrs. Walden, Stiska and Earley). The Court held that the repurchase transactions being challenged were unlawful under Delaware law, for two primary reasons: (1) the transactions were entered into for the improper purpose of entrenching Mr. Walden in his then-current position of President and Director, and thus constituted an unlawful self-dealing transaction; and (2) the use of the Company's assets to repurchase its Common Stock held by Triton Group, Ltd. and Hesperus Partners Ltd. was not demonstrated to the Court's satisfaction to be "entirely fair" to the minority shareholders under the entire fairness doctrine under Delaware law. Having found that the challenged transactions were unlawful, the Court determined that further proceedings would be necessary to identify the precise form that the final decree in this case should take. Although the Court's opinion contemplates further proceedings, no further hearing date has yet been scheduled to address the remaining remedy issues.

     On May 15, 2000, the Plaintiff filed a Memorandum in support of Judgment After Trial requesting, among other things, that the Court enter an order rescinding the Company's issuance of the Preferred Stock in connection with the repurchase transactions and requesting that the Court enter a judgment for damages against Messrs. Stiska, Earley and Walden. The Company expects that the defendants will file written responses to plaintiffs memorandum, but no scheduling order has been entered.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Of Non-Employee Directors

     During fiscal year ending March 31, 2000, directors who were not officers of the Company received a retainer of $13,200 plus
$800 for each Board meeting attended. All directors were reimbursed for expenses incurred in connection with attending
Board and committee meetings.

     On June 26, 2000, the Company issued non-qualified stock options to purchase up to 25,000 shares of Common Stock at an exercise price of $2.25 per share to Mr. Misher in connection with his serving as a director and Secretary of the Company.

Executive Compensation

     The following Summary Compensation Table sets forth the compensation for the past three fiscal years awarded or paid by the Company to all individuals serving as Chief Executive Officer of the Company at any time during the fiscal year ended March 31, 2000 and the Company's President.

Summary Compensation Table
                          Annual     Compensation
Name and                  Fiscal                           All Other
Principal Position        Year (1)  Salary    Bonus       Compensation
Henk H. Evers(2)          2000    $ 75,000(4)     0              0
  President

Donald E. Panoz (3)       2000           0        0              0
  Chief Executive Officer

N. Russell Walden (4)     2000      98,076        0              0
  President  & Chief
  Executive Officer       1999     200,000        0        $1,186(5)

                          1998     200,000    $41,000       4,500
_______________

(1)  Information shown is for the seven month period ending March
     31, 2000 and the fiscal years ending August 31, 1999 and August
     31, 1998.
(2)  Mr. Evers was appointed as President and Chief Operating
     Officer effective January 11, 2000. At the Company's request, Fountainhead has agreed to pay Mr. Evers' salary as an advance to the Company. The Company has accrued $75,000 in expenses relating to the advanced compensation for the period ending March 31, 2000.
(3)  Mr. Panoz was appointed Chief Executive Officer of the
     Company on January 11, 2000. Mr. Panoz received no compensation from the Company during the fiscal year ended March 31, 2000.
(3) Mr. Walden resigned as President and Chief Executive Officer of the Company as of January 11, 2000 and is no longer an executive officer of the Company.
(5) The amounts shown in this column consist of Company matching contributions on behalf of the named person under the Ridgewood Hotels Employee Savings Plan.


Option Grants in Last Fiscal Year.

     There were no stock options granted during fiscal year ending March 31, 2000 to the executive officers named in the Summary Compensation Table.

Aggregated Stock Option Exercises in Fiscal Year 2000 and  Fiscal
Year-End Option Values.

     During the fiscal year ending March 31, 2000, no officers named in the Summary Compensation Table exercised any options. In connection with his resignation as President and Chief Executive Officer on January 11, 2000 and the execution of a Consulting Agreement between Mr. Walden and the Company (described below), Mr. Walden agreed to the cancellation of 150,000 options to purchase Common Stock of the Company. The Company paid Mr. Walden $25,000 as consideration for his cancellation of the options. As a result, Mr. Walden held no unexercised options as of March 31, 2000. No other officers named in the Summary Compensation Table held any options as of March 31, 2000.

Employment and Termination Agreements

     Mr. Walden was a party to a Post-Employment Consulting Agreement with the Company, dated September 4, 1991, and amended as of August 13, 1998 (the "Employment Agreement"), until such agreement was terminated effective January 11, 2000. Under the terms of the Employment Agreement, in the event Mr. Walden's employment was terminated by the Company without cause or Mr. Walden terminated his employment with cause (defined as (1) removal from his present position or title by the Company, (2) a decrease in his salary or (3) forcing him to relocate), Mr. Walden was permitted to remain with the Company as a consultant for a period of 12 months. In exchange for such consulting services, the Company was obligated to pay Mr. Walden an amount equal to his annual salary immediately prior to the event of termination and to provide him with certain other benefits.

     On January 11, 2000, Mr. Walden entered into a Consulting Agreement with the Company (the "Consulting Agreement"). According to the terms of the Consulting Agreement, Mr. Walden will serve as a consultant to the Company for a period of six months, for which he will receive a payment of $50,000. The Company also agreed to provide Mr. Walden with health insurance benefits substantially similar to those offered to employees of the Company for a period of three years. In the Consulting Agreement, Mr. Walden released all claims against the Company except with respect to such health insurance benefits and compensation and terminated his Employment Agreement and participation in the Company's Supplemental Retirement and Death Benefit Plan. Mr. Walden also agreed to the cancellation of 150,000 options to purchase Common Stock of the Company, for which the Company agreed to pay him $25,000.

Supplemental Retirement and Death Benefit Plan

     The Ridgewood Hotels, Inc. Supplemental Retirement and Death
Benefit Plan (the "SERP") was adopted, effective January 1, 1987, to provide supplemental retirement benefits for selected employees of the Company. As of March 31, 2000 no employees of the Company were participating in the SERP.

     Mr. Walden was the sole participant in the SERP until January 11, 2000, when he was replaced as an officer of the Company. He subsequently entered into a Consulting Agreement with the Company in which he agreed to a full termination of his rights and benefits under the SERP. In connection therewith, the Company agreed to pay Mr. Walden $55,000 per year for a period of 15 years in accordance with the terms and conditions of the SERP. Such annual payment represented a decrease in the amount of benefit to which Mr. Walden would otherwise have been entitled under the SERP.

                               PERFORMANCE GRAPH

(Graph Appears Here)
Measurement    Dow Jones      Ridgewood      Russell 2000
  Period
   1995             100            100            100
                    101             74            102
                    108             76            107
                    109             53            112
   1996             114             35            113
                    122             35            118
                    136             41            113
                    136            118            129
   1997             142             82            144
                    152             47            140
                    148             38            150
                    144             41            146
   1998             114             41            126
                    116             25            142
                    111             24            137
                    123             24            152
   1999             108             35            146
                     97             29            164
                     96             94            171



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 10, 2000, the Company entered into the management agreement with Fountainhead, pursuant to which Fountainhead retained the Company to perform management services at Chateau Elan Winery and Resort, one of Fountainhead's properties, for a period of five years. In consideration of Fountainhead's agreement to enter into the management agreement and a payment of $10,000 by Fountainhead to the Company, the Company issued to Fountainhead 1,000,000 shares of Common Stock. In the management agreement, Fountainhead agreed to pay the Company a base management fee equal to 2% of the gross revenues of the properties being managed, plus an annual incentive management fee to be determined each year based on the profitability of the properties being managed during that year.

     The management agreement has a term of five years but is terminable upon the transfer by Fountainhead of all or a material portion of the properties covered by the management agreement.
If the management agreement is terminated upon such a transfer or upon the occurrence of an event of default by Fountainhead, Fountainhead shall pay to the Company a portion of the projected fees owed to the Company under the Agreement, with adjustments based on the term of the management agreement remaining. In such event, Fountainhead may elect to surrender to the Company shares of Common Stock in lieu of a cash payment.

     At the request of the Company, since January 11, 2000, Fountainhead has paid the salary of the Company's President as an advance to the Company. The Company accrued $75,000 in expenses relating to the advanced compensation during the fiscal year ending March 31, 2000. Fountainhead has agreed that the Company may repay the advance by issuing shares of Common Stock to Fountainhead at $2.00 per share or by reimbursing Fountainhead in cash.

                           ACCOUNTANTS

     The Board has selected Arthur Andersen, LLP as the independent accountants of the Company for the fiscal year ending March 31, 2000 and currently plans to appoint Arthur Andersen, LLP as independent auditors for the fiscal year ending March 31, 2001. The Company has been advised by Arthur Andersen, LLP that neither it nor any member of Arthur Andersen, LLP has any financial interest, direct or indirect, in the Company or any of its subsidiaries. In addition to examining and reporting upon the Company's financial statements, Arthur Andersen, LLP also reviews the Company's filings with the SEC and provides consultations on financial statement implications of matters under consideration by the Company.

     Arthur Andersen, LLP replaced PricewaterhouseCoopers, LLP who served as independent auditors of the Company for the fiscal years August 31, 1988 through August 31, 1999. The Company's principal accountant's report on the financial statements for the years preceding the dismissal of PricewaterhouseCoopers, LLP did not contain an adverse opinion or disclaimer opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company had no discussions with PricewaterhouseCoopers, LLP as to specific accounting matters or type of opinion that might be rendered, other than those related to the normal engagement of certifying accountants. The Company has been advised that representatives of Arthur Andersen, LLP will be present at the Meeting and will have the opportunity to make a statement at the Meeting if they so desire. Such representatives will also be available to answer questions and provide information to the stockholders. The Company does not expect that any representatives of PricewaterhouseCoopers, LLP will be available at the Meeting.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representatives that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended March 31, 2000.

          STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the 1934 Act. For such proposals to be considered at the 2001 Annual Meeting of Stockholders, such proposals must be received by the Company not later than April 1, 2001. Such proposals should be directed to Mr. Sheldon Misher, Secretary, Ridgewood Hotels, Inc., 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339. The Company reserves the right to decline to include in the Company's proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

                          OTHER MATTERS

     The Board does not know of any other matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgments on such matters.

     Whether or not you plan to attend the Meeting, each stockholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.



                              By Order of the Board of Directors

                              /s/ Henk H.Evers

                              ________________________________
                              Henk H. Evers, President


Atlanta, Georgia
July 28, 2000

                              PROXY
                     RIDGEWOOD HOTELS, INC.
                2859 Paces Ferry Road, Suite 700
                     Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of shares of Common Stock of Ridgewood Hotels, Inc., a Delaware corporation (the "Company"), hereby appoints Henk H. Evers and Sheldon E. Misher, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at Chateau Elan Winery & Resort, 100 Rue Charlemagne, Brasleton, Georgia 30517, on Friday, August 18, 2000 at 2:00 P.M., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy) that the undersigned would have if personally present at the Annual Meeting, to act and vote in their discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

     This proxy may be revoked at any time prior to the voting thereof.

(Continued and to be signed on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSAL:

1.   ELECTION OF DIRECTORS:
     Nominees:                     For  Withhold  For All
                                   All     All    Except*
01   Henk H. Evers                 ___     ___      ___
02   Luther A. Henderson
03   Anthony Mastandrea
04   Sheldon E. Misher
05   Donald E. Panoz
06   Nancy C. Panoz


*INSTRUCTIONS: To withhold authority to vote for any
               nominee, enter the name of such nominee in the space provided below:




UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED
"FOR" THE PROPOSAL ABOVE.



                              Dated: _________________ ,2000



                                     -----------------------
                                     (Signature)


                                     -----------------------
                                     (Signature)

     Note: Please sign your name exactly as it appears on the left. Executors, administrators, trustees, guardians, corporate officers, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company. All joint owners should sign.



YOUR  VOTE IS IMPORTANT TO US. PLEASE SIGN, DATE AND RETURN  THIS
PROXY USING THE ENCLOSED ENVELOPE.  YOUR PROMPT ATTENTION WILL BE
APPRECIATED.